Exhibit 21.1
Subsidiaries of the Registrant

Entity Name	State or Country of Incorporation or Organization
AC First, LLC	Delaware
Aeroptic, LLC	Massachusetts
Aerospace Testing Alliance	Tennessee
Afghan Holdco LLC	Delaware
Africa Expeditionary Services LLC	Delaware
AGS Sudan Limited	South Sudan
Airport & MRO Facilities Nigeria Limited	Nigeria
Amazon Finance LLC	Delaware
Amentum (UK) Ltd.	United Kingdom
Amentum Australia Pty Limited	Australia
Amentum Brazil Ltda	Sao Paulo
Amentum Business Support Services Inc.	Philippines
Amentum Clean Energy France SAS (U.K.)	France
Amentum Clean Energy International Limited	United Kingdom
Amentum Clean Energy Limited	United Kingdom
Amentum Clean Energy s.r.o	Czech Republic
Amentum Commercial Operations, Inc.	Delaware
Amentum Digital Infrastructure, Inc.	New Jersey
Amentum E&C Limited	United Kingdom
Amentum Enterprise Asset Solutions Construction Limited	United Kingdom
Amentum Enterprise Asset Solutions Limited	United Kingdom
Amentum Environment & Energy, Inc.	Ohio
Amentum Facility Management UK Ltd.	United Kingdom
Amentum Global Services - Australia Pty Ltd	Australia
Amentum GmbH	Germany
Amentum Government Services Holdings LLC	Delaware
Amentum Government Services Holdings Sub LLC	Delaware
Amentum Government Services Parent Holdings LLC	Delaware
Amentum Government Services, Inc.	Delaware
Amentum Holdings LLC	Delaware
Amentum IDC SARL	France
Amentum International Holdings UK Ltd.	United Kingdom
Amentum International Nuclear Services Ltd	United Kingdom
Amentum Japan K.K.	Japan
Amentum Mitie Pacific LLC	Delaware
Amentum Multiconsult Decommissioning ANS	Norway
Amentum N&E Holdings LLC	Delaware
Amentum N&E UK Holdings Limited	United Kingdom
Amentum National Security Programs, Inc.	Virginia
Amentum New York Inc.	New York
Amentum Nuclear & Environment Holdings, Inc.	Delaware
Amentum Operaciones Comerciales	Mexico
Amentum Operaciones Comerciales CR	Costa Rica
Amentum Parsons Logistics Services LLC	Delaware
Amentum Services Canada, Inc.	Canada
Amentum Services Colombia S.A.S.	Colombia
Amentum Services SDN. BHD.	Malaysia
Amentum Services, Inc.	Delaware
Amentum Singapore Pte. Ltd.	Singapore
Amentum Slovakia s.r.o.	Slovakia
Amentum South Africa PTY Ltd.	South Africa
Amentum Spaceport LLC	Delaware
Amentum Special Mission Services, Inc.	Pennsylvania
Amentum SPV LLC	Delaware
Amentum SRL	Argentina

Amentum Technical Services LLC	Delaware
Amentum Technology, Inc.	Tennessee
Augility Pty Limited	Australia
Augility Services Pty Limited	Australia
Automotive Testing Operations, LLC	Delaware
Avicom do Brasil Manutencao de Aeronaves Ltda	Brazil
Blue Canopy Group, LLC	Virginia
Bravour Leistungen GmbH	Germany
Buffalo Group LLC	Delaware
Carondelet Energy Readiness LLC	Delaware
Casals & Associates, Inc.	Virginia
Centra Services Corporation	Massachusetts
Centra Technology, Inc.	Maryland
Central Plateau Cleanup Company LLC	Delaware
CH2M Hill BWXT West Valley, L.L.C	Delaware
CH2M HILL Plateau Remediation Company	Washington
CH2M-WG Idaho, LLC	Idaho
Courage Services, Inc.	Virginia
Critical Mission Services sp. z.o.o	Poland
Culpeper National Security Solutions LLC	Delaware
Cumbria Nuclear Solutions Limited	United Kingdom
D2R Services LLC	Delaware
Defense Support Services International 3 LLC	Delaware
Defense Support Services International, LLC	Delaware
Delta Bridge, Inc.	Virginia
DTS Aviation Services LLC	Nevada
DynCorp Aerospace Operations LLC	Delaware
DynCorp International Business Services Private Limited	India
DynCorp International LLC	Delaware
DynCorp International Services GmbH	Germany
DynCorp International Services LLC	Virginia
DynCorp LLC	Delaware
DZSP 21 LLC	Delaware
DZSP 22 LLC	Delaware
EG&G Defense Materials, Inc.	Utah
Energy, Safety & Risk Consultants (UK) Limited	United Kingdom
Energy, Security and Technology Canada Ltd.	Canada
Energy, Security and Technology LLC (dba ES&T North America)	Delaware
Energy, Security and Technology UK Limited	United Kingdom
Equitas International LLC	Delaware
Expeditionary Logistics Services LLC	Egypt
Expeditionary Services Benin LLC	Cotonou
Fast Reactor Technology Limited	United Kingdom
Federal Network Systems LLC	Delaware
Four Rivers Nuclear Partnership, LLC	Delaware
Future Investment Group LLC	Egypt
GL Systems LLC	Delaware
Global Linguist Solutions LLC	Delaware
Global Linguist Solutions Turkey Tercüme Hizmetleri Limited Şirketi	Turkey
Global Management Services GmbH	Germany
Global Sourcing Solutions	Cayman Islands
Greenline Systems Canada Ulc	Canada
Idaho Environmental Coalition LLC	Delaware
InSpace 21 LLC	Delaware
JT4, LLC	Delaware
Lear Siegler Logistics International, Inc.	Delaware
Macfadden & Associates, Inc.	Virginia
Macfadden International Suarl	Tunisia
McNeil Security, Inc.	Virginia

Momentum SNC	France
MS Federal Services, Inc.	Nevada
MSFS Holdings US, Inc.	Nevada
MT Holding Corp.	Delaware
National Nuclear Corporation Limited	United Kingdom
NEXTGEN-H Integration Services LLC	Delaware
Nuclear Waste Partnership LLC	Delaware
Pacific Architects and Engineers, LLC	Delaware
Pacific Operations Maintenance Company	California
Pacific Research Support LLC	Delaware
PAE (Australia) Pty. Limited	Australia
PAE Applied Technologies International LLC	Delaware
PAE Applied Technologies LLC	Delaware
PAE Canada, Inc.	California
PAE Colombia Ltda.	Colombia
PAE Design and Facility Management	California
PAE Foundation	Bosnia and Herzegovina
PAE Global Support LLC	Delaware
PAE Government Services Colombia S.A.S.	Colombia
PAE Government Services Mexico, S. De R.L. De C.V.	Mexico
PAE Government Services, Inc.	California
PAE Humanitarian Response LLC	Delaware
PAE India Support Center LLP	India
PAE International	California
PAE ISR LLC	Delaware
PAE Justice Support	Virginia
PAE LLC	Delaware
PAE Logistics LLC	California
PAE Services Canada Inc.	Canada
PAE Shared Services LLC	Delaware
PAE Shield Acquisition Company LLC	Delaware
PAE Training Services, LLC	Delaware
PAE Worldwide Incorporated	Delaware
PAE-Perini LLC	Delaware
Phoenix Consulting Group, LLC	Alabama
PWR Power Projects Limited	United Kingdom
Quality Systems Engineering Consortium, LLC	California
Reagan Redstone Range Alliance LLC	Delaware
Rocky Mountain Remediation Services LLC	Colorado
Safe Sites of Colorado LLC	Delaware
Savannah River Remediation LLC	Delaware
Service Systems (Singapore) Pte. Ltd.	Singapore
Services International LLC	Delaware
Sotera Defense Solutions, Inc.	Delaware
Southern Ohio Cleanup Company LLC	Delaware
Space Coast Launch Services LLC	Nevada
Syncom Space Services LLC	Delaware
TATE, Incorporated	Maryland
The KeyW Corporation	Maryland
The KeyW Holding Corporation	Maryland
Triple20 LLC	Maryland
UCOR LLC	Tennessee
United Cleanup Oak Ridge LLC	Delaware
URS Federal Services International, Inc.	Delaware
USA Repository Services LLC	Delaware
Washington Closure Hanford LLC	Delaware
Washington Demilitarization Company, LLC	Delaware
Washington Government Environmental Services Company LLC	Delaware
Washington River Protection Solutions LLC	Delaware

Washington Savannah River Company LLC	Delaware
Washington TRU Solutions LLC	New Mexico
West Valley Nuclear Services Company LLC	Delaware
WGI Global Inc.	Nevada
Worldwide For General Services, Construction And Engineering Services And Subsistence Services LLC	Iraq
Worldwide Management and Consulting Services LLC	Delaware
Worldwide Recruiting and Staffing Services LLC	Delaware